    As filed with the Securities and Exchange Commission on October 14, 1997

                                                      Registration No. 333-_____

          ------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ROBERDS, INC.
             (Exact name of registrant as specified in its charter)

            OHIO                                        31-0801335
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

  1100 EAST CENTRAL AVENUE
           DAYTON, OHIO                                 45449-1888
(Address of principal executive offices)                 (Zip code)

               ROBERDS, INC. AMENDED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                   ROBERT M. WILSON, EXECUTIVE VICE PRESIDENT
                                  ROBERDS, INC.
                            1100 EAST CENTRAL AVENUE
                             DAYTON, OHIO 45449-1888
                     (Name and address of agent for service)

                                 (937) 859-5127
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

 ===========================================================================================================================

 TITLE OF SECURITIES TO BE   AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
       REGISTERED (1)                                       OFFERING PRICE               AGGREGATE           REGISTRATION
                                                             PER SHARE (4)          OFFERING PRICE (4)            FEE
 =========================== ========================= ========================= ========================== ================

 Common Shares without par    350,000 shares (2)(3)             $3.25                   $1,137,500              $344.70
           value

 ===========================================================================================================================

        (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 the ("Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
        (2) Additional number of Common Shares which may be issued pursuant to the Roberds, Inc. Amended Employee Stock Purchase Plan as a result of the amendment thereto approved effective May 13, 1997.
        (3) Pursuant to Rule 416 under the Securities Act, additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
        (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices per share of the Company's Common Shares reported on the Nasdaq National Market for October 10, 1997.

                                EXPLANATORY NOTE

        This Registration Statement has been filed to register the 350,000 additional Common Shares made available under the Roberds, Inc. Amended Employee Stock Purchase Plan (the "Plan") by reason of the amendment thereto approved effective May 13, 1997. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (File No. 33-73900) relating to the Plan are incorporated herein by reference and made a part hereof, and only the items required pursuant to such instruction are included herein.

                                   SIGNATURES

 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on October 14, 1997.

                                    ROBERDS, INC.

                                    By:       /s/ Robert M. Wilson
                                        ----------------------------------------
                                                   Robert M. Wilson
                                         Executive Vice President and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of October, 1997.



         SIGNATURE                                  TITLE
         ---------                                  -----

               *                Chairman of the Board of Directors,
-----------------------------   Chief Executive Officer and President
Kenneth W. Fletcher             (Principal Executive Officer)


 /s/ Robert M. Wilson           Director, Executive Vice President and
-----------------------------   Chief Financial Officer (Principal Financial
Robert M. Wilson                Officer)


               *                Vice President, Controller and Chief Accounting
-----------------------------   Officer (Principal Accounting Officer)
Michael A. Bruns

               *                Director
-----------------------------
Carl E. Gunter

               *                Director
-----------------------------
Jerry L. Kirby

               *                Director
-----------------------------
Gilbert P. Williamson

               *                Director
-----------------------------
James F. Robeson

               *                Director
-----------------------------
Howard W. Smith


*By:  /s/  Robert M. Wilson
     --------------------------------
       Robert M. Wilson
       Attorney-in-Fact
       pursuant to powers of attorney filed herewith

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrators have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on October 14, 1997.


                                          ROBERDS, INC. AMENDED EMPLOYEE STOCK
                                          PURCHASE PLAN



                                          By:  /s/ Robert M. Wilson
                                              ---------------------------------
                                               Robert M. Wilson
                                               Plan Administrator

                                  EXHIBIT INDEX



NUMBER                             DESCRIPTION OF DOCUMENT
------                             -----------------------

        5.1                Opinion of Arter & Hadden.

       23.1                Independent Auditors' Consent.

       23.2                Consent of Arter & Hadden (Included in Exhibit 5.1).

       24                  Powers of Attorney.

       99.1                Roberds, Inc. Amended Employee Stock Purchase Plan.